UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 12, 2005

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 0-33347 (Commission File Number)	91-1957010 (IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA (Address of principal executive offices)	99202 (Zip Code)
Registrant’s telephone number, including area code
(509) 534-6200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 12, 2005, Ambassadors Group, Inc. (the “Company”) announced that its Board of Directors declared a two-for-one stock split of its common stock. The stock split will be effected in the form of a 100% stock dividend. The new shares will be distributed on September 15, 2005 to stockholders of record on August 31, 2005. As a result of the split, stockholders will receive one additional share of common stock for every one share owned on August 31, 2005.
     On the same date, the Company announced that its Board of Directors declared a quarterly dividend of $0.13 per share. The dividend will be paid on September 9, 2005 to all common stockholders of record on August 26, 2005.
     The Company’s Board of Directors intends to continually review the Company’s dividend policy to ensure compliance with capital requirements, regulatory limitations, the Company’s financial position and other conditions which may affect the Company’s desire or ability to pay dividends in the future.
     On August 12, 2005, the Company also announced that its Board of Directors authorized an increase in the funds which the Company may spend under the Company’s stock purchase plan from $5.0 million to $14.0 million.
     A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
     Exhibit 99.1: Press Release, dated August 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.
Date: August 15, 2005	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated August 12, 2005.